Exhibit 99.1

Media Contact	Investor Relations
Vicki Contavespi	Jessica Bartlow
T+ 1.571.209.7660	T+ 1.703.678.2114
vicki.contavespi@icxt.com	jessica.bartlow@icxt.com

ICX TECHNOLOGIES REPORTS SECOND-QUARTER 2009 RESULTS

Records Fourth Consecutively Profitable Quarter

Arlington, Va. (Aug 13, 2009) – ICx Technologies, Inc. (Nasdaq GS: ICXT), a developer of advanced sensor technologies for homeland security, force protection and commercial applications, announced today its operating and financial results for the second quarter ended June 30, 2009.

Second-Quarter Financials

For the quarter ended June 30, 2009, ICx reported revenues of $45.4 million, compared to $37.4 million for the quarter ended June 30, 2008, representing a 21 percent increase year-over-year. The Company also achieved its fourth consecutive positive quarter, showing adjusted EBITDA profits of $2.9 million, an improvement of $7.0 million over the second quarter adjusted EBITDA loss in 2008. Funded backlog held strong at $73 million at the end of the quarter compared to the $75 million reported on June 30, 2008.

The continued growth was driven by high demand in government markets for the Company’s surveillance and solutions business offerings.

“We are very pleased with revenue growth in a challenging environment and it is gratifying that our focus on cost control and operational synergies is continuing to pay off, and that we are profitable on an adjusted EBITDA basis for the fourth quarter in a row,” said Colin Cumming, CEO of ICx.

Key Second-Quarter Highlights

•	$6.8 million contract for the U.S. Army, which purchased Fido® XTi™ explosives-detection systems for use by the Afghan National Army and the Afghan National Police.

•	ICx named leader in handheld trace detection markets, according to a recent Frost & Sullivan industry report.

•

The release of Fido® Verdict™, a new product based on a breakthrough in the miniaturization of Raman-based spectroscopy instruments. ICx has redefined the field-based-analysis of unknown materials with the Verdict, which is a palm-size instrument for rapidly identifying suspicious liquids, solids and powdered materials.

•

ICx Radiation™ will expand its distribution agreement with Thermo Fisher Scientific Radiation Measurement and Security Instruments’ business to comprise all of the innovative ICx Radiation product lines, including the identiFINDER™, Interceptor™, Raider™, radHunter™ and STRIDE™.

Six-Month Financial Results

For the six months ended June 30, 2009, the Company’s revenue grew by 26 percent to $93.2 million, compared to $73.7 million for the six months ended June 30, 2008. Adjusted EBITDA for the first six months of 2009 was $3.6 million compared to an adjusted EBITDA loss of ($10.9) million for the same period last year.

Revenue and Earnings Outlook for 2009

Based on the financial results for the quarter and the outlook for the remainder of the year, the Company is reconfirming its earlier revenue guidance and slightly adjusting its adjusted EBITDA guidance for the year ending Dec. 31, 2009:

•	Revenue: $190 million - $200 million

•	Adjusted EBITDA: $5 million - $8 million

Conference Call

In connection with the earnings release, ICx will host a conference call and Webcast for investors and analysts to discuss its results for the quarter.

Participants should call, toll-free, 877-591-4952 (United States/Canada), or 719-325-4872, and request the ICx Technologies call. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 719-457-0820 (United States/Canada), or call toll-free at 888-203-1112 and enter confirmation code 4124811. The recording will be available from 7:30 p.m. (EDT) on Thursday, Aug. 13, 2009, through midnight, Aug. 20, 2009 (EDT). A live broadcast of the earnings conference call will also be available via the Internet at http://www.ICXT.com in the ‘Events & Presentations’ section under ‘Investor Relations’. The webcast will be archived on the site for 60 days.

About ICx Technologies, Inc.

ICx Technologies is a leader in the development and integration of advanced sensor technologies for homeland security, force protection and commercial applications. Our proprietary sensors detect and identify chemical, biological, radiological, nuclear and explosive threats, and deliver superior awareness and actionable intelligence for wide-area surveillance, intrusion detection and facility security. We then leverage our unparalleled technical expertise and government funding to address other emerging challenges of our time including a cleaner environment, alternative energy, life science and “smart transportation”.

Safe-Harbor Statement

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s revenues and Adjusted EBITDA for fiscal 2009; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the Company’s products and services; the ability of the Company to successfully develop and expand its products, services, technologies and markets; the ability of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; changes in U.S. government funding levels to purchase the Company’s products and services; the ability of the Company to sell its products to original equipment manufacturers, prime contractors and system integrators; seasonality; competition; the ability of the Company to develop innovative products; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts and relationships, including contracts with the U.S. government; general economic, market and business conditions, uncertainties and other factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Use of Non-GAAP Financial Measures

In evaluating its business, ICx considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, minus non-cash equity compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than ICx, limiting their usefulness as comparative tools. ICx compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Net Loss

(Unaudited)

(dollars in thousands, except per share amounts)

	Unaudited Three Months Ended June 30,		Unaudited Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Product revenues	$22,391	$23,643	$39,006	$44,007
Contract research and development revenues	12,692	9,823	23,974	21,799
Service and other revenue	10,338	3,976	30,225	7,889

Total revenues	45,421	37,442	93,205	73,695

Cost of revenues:
Cost of product revenues	11,053	11,085	19,265	21,215
Cost of contract research and development revenues	9,565	6,806	17,879	14,489
Cost of service and other revenues	7,349	2,415	21,673	4,972

Total cost of revenue	27,967	20,306	58,817	40,676

Gross profit	17,454	17,136	34,388	33,019

Operating expenses:
General and administrative	6,802	8,010	14,086	17,647
Sales and marketing	5,904	8,586	12,309	16,417
Research and development	3,169	5,877	6,765	12,561
Depreciation and amortization	3,074	3,367	6,176	6,654

Total operating expenses	18,949	25,840	39,336	53,279

Operating loss	(1,495)	(8,704)	(4,948)	(20,260)

Other income (expense):
Interest income	39	247	91	676
Interest expense	(37)	(11)	(55)	(29)
Other, net	344	(257)	401	(379)

Total other income	346	(21)	437	268

Loss before income taxes	(1,149)	(8,725)	(4,511)	(19,992)
Income tax expense	122	232	235	200

Loss from continuing operations	$(1,271)	$(8,957)	$(4,746)	$(20,192)
Loss on sale of discontinued operations, net of tax	—	—	—	(903)

Net loss	$(1,271)	$(8,957)	$(4,746)	$(21,095)

Other comprehensive income
Foreign currency translation adjustment, net of tax	(136)	167	(915)	721

Comprehensive loss	$(1,407)	$(8,790)	$(5,661)	$(20,374)

Net loss per common share
Basic and diluted	$(0.04)	$(0.26)	$(0.14)	$(0.62)

Reconciliation of Non-GAAP Measure:
Net loss	$(1,271)	$(8,957)	$(4,746)	$(21,095)
Add (subtract)
Loss from discontinued operations	—	—	—	903
Income tax expense (benefit)	122	232	235	200
Interest income	(39)	(247)	(91)	(676)
Interest expense	37	11	55	29
Depreciation and amortization	3,074	3,367	6,176	6,654
Stock-based compensation expense	963	1,465	2,002	3,135

Adjusted EBITDA	$2,886	$(4,129)	$3,631	$(10,850)

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Balance Sheets

(Unaudited)

(dollars in thousands)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$33,240	$38,782
Trade accounts receivable, net	25,965	37,101
Inventories	25,227	26,230
Other current assets	16,133	13,657

Total current assets	100,565	115,770
Property, plant and equipment, net	10,297	10,914
Goodwill and intangibles, net	85,329	89,871
Other noncurrent assets	3,308	2,743

Total assets	$199,499	$219,298

Liabilities and Stockholders’ Equity

Current liabilities	$24,275	$39,026
Noncurrent liabilities	1,430	2,465

Total liabilities	25,705	41,491

Total stockholders’ equity	173,794	177,807

Total liabilities and stockholders’ equity	$199,499	$219,298

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Selected Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Detection
Product revenue	$10,886	$14,927	$20,181	$26,561
Contract research and development revenue	12,573	8,544	23,657	16,073
Service and other revenue	864	313	1,683	796

Total revenue	$24,323	$23,784	$45,521	$43,430
Gross profit %	40.2%	48.4%	40.2%	48.7%

Surveillance
Product revenue	$9,415	$6,701	$14,526	$12,698
Contract research and development revenue	119	1,249	317	5,691
Service and other revenue	3,855	491	14,625	856

Total revenue(1)	$13,389	$8,441	$29,468	$19,245
Gross profit %	35.8%	42.9%	34.1%	39.2%

Solutions
Product revenue	$2,099	$2,015	$4,331	$4,748
Contract research and development revenue	121	29	156	34
Service and other revenue	5,789	3,173	14,178	6,238

Total revenue(2)	$8,009	$5,217	$18,665	$11,020
Gross profit %	36.0%	38.3%	32.2%	39.1%

(1)	Includes $8 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three and six months ended June 30, 2009
(2)	Includes $293 and $442 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three and six months ended June 30, 2009, respectively